Exhibit 99.1
Sino Clean Energy, Inc. Provides Update on Capital Expenditure Plans

XI'AN, China, April 4, 2011 /PRNewswire-Asia-FirstCall/ -- Sino Clean Energy Inc. (Nasdaq:SCEI) ("Sino Clean Energy," or the "Company"), a leading producer and distributor of coal-water slurry fuel ("CWSF") in the People's Republic of China ("China"), today provided an update on its capital expenditures for 2010 and 2011.

2010 Cap Ex	Actual	Cash Flow Statement Entry	Balance Sheet Entry
200,000 MT Tongchuan	$2.5 million (4)	Purchase of property, plant and equipment	Property, plant and equipment
Land use rights	$0 million	n/a	n/a
Equipment	$2.5 million	Purchase of property, plant and equipment	Property, plant and equipment
Construction	$0 million	n/a	n/a
300,000 MT Guangdong	$8.4 million	Prepayments & Deposits	Prepayments & Deposits
Land use rights	$3.8 million	Prepayments & Deposits	Prepayments & Deposits
Equipment	$4.6 million	Prepayments & Deposits	Prepayments & Deposits
Construction	$0 million (1)	n/a	n/a
Office Building	$0.3 million	Purchase of property, plant and equipment	Property, plant and equipment
Total Cap Ex	$11.2 million

2011 Cap Ex	2011 Projected	Total Cap Ex from Start to Completion
300,000 MT Guangdong	$1.8 million	$11.2 million
Land use rights	$1.5 million	$5.7 million
Equipment	$0.3 million	$5.5 million
Construction	$0 million (1)	$0 million (1)
750,000 MT Guangdong	$13.8 million	$13.8 million
Land use rights	$ 0 million (3)	$ 0 million (3)
Equipment	$13.1 million	$13.1 million

2011 Cap Ex	2011 Projected	Total Cap Ex from Start to Completion
Construction	$0.7 million	$0.7 million
500,000 MT Nanning	$3.5 million (2)	$17.4 million
Land use rights	$1.5 million (2)	$7.6 million
Equipment	$1.5 million (2)	$7.5 million
Construction	$0.5 million (2)	$2.3 million
Total Cap Ex	$19.1 million	$42.4 million
(1)	Construction costs included in land.
(2)	Company expects to commence construction of 500,000 MT facility in Nanning by the end of 2011; projected 20% advance payment within 2011.
(3)	Expansion adjacent to existing 300,000 MT facility; land use rights already paid for.
(4)	Net after a $1.2 million grant from a local governmental agency.

Management originally planned to commence construction of a 500,000 MT CWSF production facility in Nanning, Guangxi Province, in early 2011. However, to take advantage of the opportunity presented by the Dongguan government’s incentive programs to encourage the use of CWSF, the Company decided to delay the project in Nanning and reallocate the capital to the 750,000 MT expansion in Guangdong.

The 300,000 MT CWSF production facility in Guangdong commenced production in January 2011. The capital expenditures expended in 2010 were recorded in prepayments and deposits.  This was done because the Company could not record them as fixed assets until the prepayments meet the requirements to be recognized as fixed assets. The accounting treatment has no impact on the Company’s ability to operate at full production.

The Company plans to fund all capital expenditures currently planned with cash on hand and internally generated cash flows.

About Sino Clean Energy

Sino Clean Energy is a U.S. publicly traded company and a China-based producer and distributor of coal-water slurry fuel ("CWSF"). With locations in Shaanxi Province and Liaoning Province, Sino Clean Energy is one of the leading CWSF producers in China. For more information about Sino Clean Energy, please visit http://www.sinocei.net.

Safe Harbor Statement

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to uncertainties in product demand, the impact of competitive products and pricing, our ability to obtain regulatory approvals, changing economic conditions around the world and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
COMPANY
Ming Li
Assistant to the Chairman
+86-29-8406-7376
marin_lm@163.com

INVESTOR RELATIONS:
HC International, Inc.
Ted Haberfield
Executive VP
+1-760-755-2716
thaberfield@hcinternational.net